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                                                                   EXHIBIT 10.22

                             SEQUOIA SYSTEMS, INC.

                         1996 LONG-TERM INCENTIVE PLAN

1. ESTABLISHMENT AND PURPOSE

  (a) Sequoia Systems, Inc. hereby establishes this 1996 Long-Term Incentive
Plan.

  (b) The purposes of the Plan are: (i) to further the long-term growth in earnings of the Company by providing incentives and rewards to those employees of the Company and its Subsidiaries who directly contribute to the achievement of such earnings growth; (ii) to encourage such employees to obtain proprietary interests in the Company and to remain in the employ of the Company and its Subsidiaries; (iii) thereby to promote a closer identity of interests between management and shareholders; and (iv) to assist the Company and its Subsidiaries in recruiting outstanding management personnel.

2. DEFINITIONS

  In this Plan document, unless the context clearly indicates otherwise, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings set forth in this Section 2:

  (a) "Award" means any award described in Section 7 hereof.

  (b) "Award Agreement" means an agreement entered into between the Company and a Grantee, setting forth the terms and conditions applicable to the Award granted to the Grantee.

  (c) "Beneficiary" means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Award; or, in the absence of an effective designation, or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Award. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Company before the Grantee's death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee's death.

  (d) "Board of Directors" or "Board" means the Board of Directors of the Company.

  (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations and other administrative guidance thereunder.

  (f) "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board that satisfies such legal requirements as may be imposed by Rule 16b-3 and all other applicable laws. Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

  (g) "Common Stock" means the common stock, par value $.40, of the Company.

  (h) "Company" means Sequoia Systems, Inc.

  (i) "Covered Employee" means an employee of the Company or its Subsidiaries who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

  (j) "Fair Market Value" means, when used in connection with the Shares on a certain date, the fair market value of a Share by reference to the closing price quotation, or, if none, the mean of the bid and asked prices, reported as of the most recent available date with respect to the Shares on any stock exchange on which the Company's Common Stock is then listed or any quotation system approved by the National Association of Securities Dealers then reporting such information.



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  (k) "Grantee" means a person to whom an Award has been granted under the
Plan.

  (l) "Incentive Stock Option" means an option that complies with the terms and conditions set forth in Section 422(b) of the Code and is designated by the Committee as an Incentive Stock Option.

  (m) "Minimum Price" means sixty-five percent (65%) of the Fair Market Value of the Shares covered by the Award, determined on the date as of which the Award is granted.

  (n) "Non-qualified Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option and that is not intended to satisfy any requirements for other statutory-qualified stock options that may be provided for by law from time to time.

  (o) "Option" means any option to purchase Shares pursuant to the provisions of the Plan. Unless the context clearly indicates otherwise, the term "Option" shall include all types of options that may be granted under the Plan, including both Incentive Stock Options and Non-qualified Stock Options.

  (p) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

  (q) "Right" means a Stock Appreciation Right, as described in Section 7(b).

  (r) "Plan" means the 1996 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

  (s) "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the 1934 Act, as amended from time to time, or any successor thereto (or rule of similar import), including any official Securities and Exchange Commission staff interpretations thereunder.

  (t) "Section 16 Person" means an officer or director of the Company within the meaning of Section 16(a) or (b) of the 1934 Act.

  (u) "Shares" means shares of Common Stock.

  (v) "Stock Appreciation Right" or "Right" means a right that provides for payment in accordance with Section 7(b) hereof.

  (w) "Subsidiary" means a corporation or other entity of which the Company owns, at any time while the Plan is in effect, directly or indirectly, at least 50% of the voting power of the voting equity securities or voting interests.

3. ADOPTION AND DURATION OF THE PLAN

  (a) The Plan shall become effective upon its approval by the holders of a majority of the outstanding Shares present in person, or represented by proxy, and entitled to vote, at a meeting of the shareholders of the Company duly called and held in accordance with applicable law prior to June 30, 1996 and shall terminate ten years after such effective date, unless it is sooner terminated in accordance with Section 14 hereof.

  (b) Awards may be granted at any time prior to the earlier of the expiration of the ten-year term of the Plan, as described in subsection 3(a) above, or the termination of the Plan pursuant to Section 14 below. An Award outstanding at the time the Plan expires or is otherwise terminated shall not cease to be or cease to become exercisable pursuant to its terms merely because of the expiration or other termination of the Plan.

4. NUMBER AND SOURCE OF SHARES SUBJECT TO THE PLAN

  (a) The Company may grant Awards (including, without limitation, Incentive Stock Options) under the Plan with respect to not more than 600,000 Shares, subject, however, to the limitations provided in Section 7(a) and



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(c) and adjustment as provided in Section 12 hereof. Shares shall be provided from Shares in the Company's treasury, by the issuance of Shares authorized but unissued, or from outstanding Shares purchased in the open market or in private transactions.

  (b) If and to the extent that all or part of an Award previously granted is surrendered, lapses, expires, is forfeited, or is terminated, in whole or in part, without being exercised, for any reason other than the exercise of a related Award or of another portion of the Award, in such manner that all or some of the Shares that are the subject of the Award are not issued to a Grantee (and cash, Shares, or any other form of payment is not paid in lieu thereof), then such Shares shall immediately be restored to the aggregate maximum number of Shares (specified in subsection 4(a) above) with respect to which Awards may be granted under the Plan and thus shall become again available for the granting of Awards under the Plan.

  (c) If a Grantee exercises a Stock Appreciation Right, any Shares covered by the Stock Appreciation Right in excess of the number of Shares issued (or, in the case of a settlement in cash or any other form of property, in excess of the number of Shares equal in value to the amount of such settlement, based on the Fair Market Value of such Shares on the date of such exercise) shall immediately be restored to the aggregate maximum number of Shares (specified in subsection 4(a) above) with respect to which Awards may be granted under the Plan and thus shall become again available for the granting of Awards under the Plan.

5. ADMINISTRATION OF THE PLAN

  (a) The Plan shall be administered by the Committee.

  (b) The Committee may adopt, amend and rescind rules and regulations relating to the Plan as it may deem proper, shall make all other determinations necessary or advisable for the administration of the Plan, and may provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, to the extent not contrary to the express provisions of the Plan; provided, however, that the Committee may take action only upon the agreement of a majority of its members then in office. Notwithstanding the provisions of the preceding sentence, no action or determination by the Committee may adversely affect any right acquired by any Grantee or Beneficiary under the terms of any Award granted before the date such action or determination is taken or made, unless the affected Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 12 does not adversely affect any such right. Any action that the Committee may take through a written instrument signed by all of its members then in office shall be as effective as though taken at a meeting duly called and held. All actions, determinations, interpretations, and decisions of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding for all purposes and upon all persons, unless (in the case where the parties concerned are not Section 16 Persons) otherwise determined by the Board.

  (c) The powers of the Committee shall include plenary authority to interpret the Plan. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion, from time to time to select the employees to whom Awards shall be granted; to determine the frequency with which Awards shall be granted and the date on which each Award shall be granted; to prescribe the number of Shares subject to each Award; to determine the type of each Award; to determine the exercise price (if any) or purchase price (if any) of each Award; to determine the term of each Award; to determine the periods during which Awards may be exercised, the restrictions and limitations upon exercise of Awards or receipt of Shares, other property, or cash thereunder; to accelerate the exercisability of outstanding Awards; to prescribe any performance criteria pursuant to which Awards may be granted or may become exercisable or payable; to impose any restriction or condition or take any action that it deems advisable or necessary to comply with the 1934 Act or Rule 16b-3; and to determine the other terms and conditions applicable to each Award and the provisions of each Award Agreement, including any amendments thereto.

  (d) The Committee may delegate its authority, as described in subsections 5(b) and 5(c), above, to persons other than its members to exercise such authority, except that (i) the authority to administer Awards with respect



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to Grantees who are Section 16 Persons shall not be delegated by the
Committee, and (ii) any such delegation shall satisfy any other applicable requirements of Rule 16b-3 or applicable law.

  (e) The Company shall indemnify the Committee and each member thereof against any and all liabilities occasioned by any act or omission in good faith, but such indemnification shall not be in any way inconsistent with or in conflict with the Restated Certificate of Incorporation or bylaws of the Company or the laws of the State of Delaware. No bond or other security shall be required of the Committee, or any member thereof, for the performance of their respective duties hereunder.

6. INDIVIDUALS ELIGIBLE TO RECEIVE AWARDS

  Awards (including, without limitation, Incentive Stock Options) may be granted under the Plan to employees of the Company or Subsidiaries (including Covered Employees, executive officers and employees who are also directors). All determinations by the Committee as to the identity of the employees to whom Awards shall be granted hereunder shall be conclusive. A Grantee may receive more than one Award.

7. AWARDS

  Awards may be granted under the Plan singly or in combination or in tandem with other Awards (or with awards under other plans of the Company or a Subsidiary), and may be exercisable independently of, jointly with, or in the alternative with respect to, other Awards, all as the Committee may determine. All Awards shall be in a form determined by the Committee, provided that the Award may not be inconsistent with the terms of the Plan or applicable law. The following types of Awards may be granted, as the Committee may determine:

    (a) Options

    An Option is a right to purchase a specified number of Shares at a fixed option exercise price equal to not less than the Minimum Price, during a specified term as the Committee may determine. Options that may be granted under the Plan include Incentive Stock Options and Non-qualified Stock Options. The grant of an Incentive Stock Option and the terms and conditions set forth in an Award Agreement with respect to an Incentive Stock Option shall comply with the requirements of Section 422(b) of the Code. Options with respect to no more than 120,000 Shares may be granted to any individual participant during any one calendar year period, subject, however, to adjustment as provided in Section 12 hereof.

    (b) Stock Appreciation Rights

    A Stock Appreciation Right is a right, denominated in Shares, to receive, upon surrender of the Stock Appreciation Right (or of both the Stock Appreciation Right and a related Option in the case of a tandem Stock Appreciation Right that is related to an Option) in whole or in part, but without payment, an amount (payable in Shares, in cash, or a combination thereof as the Committee shall determine) that does not exceed the excess of the value (as determined by the Committee) on the exercise date (or on another date or dates specified by the Committee) of the number of Shares for which the Stock Appreciation Right is exercised over the exercise price of such Right; provided that the exercise price shall not be less than the Minimum Price for such Shares on the date the Right was granted. Any Stock Appreciation Right that is granted in connection with an Incentive Stock Option shall satisfy any requirements that must be satisfied in order to maintain the qualified status of the Incentive Stock Option. Stock Appreciation Rights with respect to no more than 120,000 Shares may be granted to any individual participant during any one calendar year period, subject, however, to adjustment as provided in Section 12 hereof.

    (c) Other Stock-Based Awards

    The Committee may, from time to time, grant Awards (other than the Awards described above) under the Plan that consist of or are denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, provided that such grants comply with applicable law. The Committee may subject such Awards to such vesting or earnout provisions, restrictions on transfer, and



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  other restrictions on incidence of ownership as the Committee may determine, provided that such restrictions are not inconsistent with the terms of the Plan. For example, the Committee may grant restricted shares that are temporarily nontransferable and forfeitable upon failure to achieve specified performance goals, upon termination of employment or in other circumstances. However, no more than 100,000 restricted shares may be granted hereunder, and grants of restricted shares to any one individual may not exceed 25,000 in any calendar year. The Committee may provide that the Grantee shall have the right to beneficial ownership of Shares that are subject to restrictions, including the right to vote such Shares. The Committee may grant Awards under this subsection 7(c) that require no payment of consideration by the Grantee (other than services previously rendered or, as may be permitted by applicable law, services to be rendered), either on the date of grant or the date any restrictions thereon are removed. In addition, the Committee may, from time to time, grant Awards under this subsection 7(c) that provide to the Grantee the right to purchase Shares, provided that the purchase price or exercise price shall in no event be less than the Minimum Price for such Shares on the date of grant (or, if greater, the consideration required to be received by the Company in order to comply with applicable law). Awards granted under this
  Section 7(c) may also include, by way of example, phantom Shares, performance bonus awards, and other Awards that are payable in cash, or that are payable in cash or Shares (at the election of the Committee or, if the Committee so provides, at the election of the Grantee), provided that such Awards are denominated in Shares, valued in whole or in part by reference to Shares, or otherwise based on or related to Shares. Performance-based Awards may be determined in accordance with, for example, the achievement of long-term performance criteria applicable to the Company or any Subsidiary, a division, an operating unit, or an individual Grantee, as determined by the Committee.

8. AWARD AGREEMENTS

  (a) Each Award shall be evidenced by an Award Agreement setting forth the number of Shares (if any) subject to the Award and the terms, conditions and restrictions applicable to the Award. Award Agreements may include some or all of the following provisions:

    (i) Exercisability

    A provision that prescribes the terms upon which the Award becomes nonforfeitable or exercisable and the terms upon which the Award remains exercisable (or is otherwise disposed of) after termination of employment. Such provision may include (without limitation) the following: acceleration of vesting (or exercisability or earnout) upon specified events, such as retirement, disability, death, or change in control of the Company; the forfeiture of the Award upon termination for cause or involvement in competition with the Company; authorization to the Committee to accelerate the time periods for purposes of exercising, vesting in, or realizing gains from, any Award.

    (ii) Procedures for Exercising an Award

    A provision that establishes procedure for exercising or purchasing an Award or realizing gains with respect thereto. Such provision may include (without limitation) the method of payment of the exercise price, purchase price, or the amount to satisfy any tax withholding.

    (iii) Legal Requirements

    Any provision that the Committee, in its sole discretion, determines is necessary or advisable to comply with Rule 16b-3, the Code, the 1934 Act, or other Federal, state or local law or regulation or interpretation thereunder.

    (iv) Other Provisions

    Such other terms and conditions as are consistent with the terms of the Plan and necessary or, in the view of the Committee, appropriate to grant the Award.




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  (b) Any Award Agreement applicable to one or more Incentive Stock Options shall contain any other provisions that are required in order to comply with the requirements of Section 422 of the Code, or any successor section, as it may be amended from time to time, including without limitation, if required at the time of grant, that the Option is intended to be an Incentive Stock Option, that the Option shall not be exercisable after the expiration of ten years from the date it is granted, that the Option exercise price is 100 percent of the Fair Market Value of the Shares at the time the Option is granted (or a higher price specified by the Committee); and that Awards shall be nontransferable except as provided in Section 16 hereof.

  (c) Appropriate officers of the Company are hereby authorized to execute and deliver Award Agreements in the name of the Company as directed from time to time by the Committee.

9. PAYMENT FOR AWARD

  The exercise price (if any) or purchase price (if any) of an Award may be payable, and any tax withholding obligation may be satisfied, at the discretion of the Committee, by any one or a combination of the following methods:

    (a) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company or by money transfer or direct account debit;

    (b) through the delivery (or attestation to the ownership) of Shares with a Fair Market Value equal to all or a portion of the price of the Award or amount to be withheld for taxes; provided that, in the case of attestation, the Shares transferred to the Grantee upon the exercise of the Award shall be net of the number of Shares attested to;

    (c) through authorization to the Company to withhold Shares, otherwise deliverable to the Grantee pursuant to an Award, that have a Fair Market Value equal to all or a portion of the price of the Award or the amount to be withheld for taxes;

    (d) by payment made by the Grantee's broker pursuant to the Grantee's instructions (which may be, for example, in connection with a simultaneous broker-assisted exercise and sale transaction or in connection with broker-assisted financing of the exercise, and may be accompanied by the Grantee's instructions to the Company to deliver Shares issuable upon exercise of the Award to the broker for the Grantee's account); or

    (e) by other means that the Committee determines to be consistent with the Plan's purposes and applicable law.

10. DISTRIBUTION OF AWARDS

  Subject to the provisions of Section 7 hereof, payments of Awards shall be wholly in cash or wholly in Shares or partly in cash and partly in Shares, as determined in the sole discretion of the Committee, including, in the case of Shares, any restrictions on transfer and forfeiture provisions. All payments of Awards shall be made as soon as practicable in accordance with the terms of the Plan and the Award.

11. TAX WITHHOLDING

  (a) The Company shall have the right to collect an amount sufficient to satisfy any Federal, state or local withholding tax requirements that might apply, in the reasonable opinion of the Company, with respect to any



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Award to a Grantee (including, without limitation, the exercise of an Option or Right, or the grant, distribution or disposition of Shares) in the manner specified in subsection 11(b) or 11(c) below.

  (b) The Company shall have the right to require a Grantee (or, if permitted by the Committee in its discretion, the Grantee's broker) to remit to the Company (including remittance before or simultaneously with the Grantee's receipt of payment or transfer of Shares under an Award) an amount sufficient to satisfy any such withholding tax requirements. If the Committee permits, in its discretion, such amount may be payable in the form of Shares that have a sufficient Fair Market Value.

  (c) The Company and its Subsidiaries also shall, to the extent permitted by law, have the right to deduct from any payment or transfer of any kind (whether of cash, Shares, or other property, and whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

12. ADJUSTMENT FOR CHANGES IN CAPITALIZATION

  Subject to the provisions of Section 13 hereof, in the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization, or otherwise; or if there shall be any dividend on the Shares, payable in Shares, or an extraordinary cash dividend or other extraordinary distribution; or if there shall be a stock split, reverse stock split, combination of Shares, or other similar corporate transaction or event that affects the Shares, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of the Grantees or of the potential benefits intended to be made available under the Plan, then the aggregate number and type of Shares available for Awards, the number and type of Shares subject to outstanding Awards, the purchase or exercise price per Share of each outstanding Award, and the other amounts authorized by Section 7 above, shall be adjusted by the Committee in such manner as it may deem equitable in its absolute discretion; provided that any fractional Shares resulting from such adjustments may be eliminated on a uniform basis in the Committee's discretion; and provided further that with respect to Incentive Stock Options, no such adjustment shall be required to the extent that such adjustment would cause such Options to violate Section 422(b) of the Code. The Committee's determination with respect to any such adjustments shall be conclusive.

13. EFFECTS OF MERGER OR OTHER REORGANIZATION

  (a) In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which Shares are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (the "Transaction"), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions: (i) provide that Options and Rights shall be assumed, or equivalent Options and Rights shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) in connection with such Transaction, provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 422(b) of the Code, (ii) provide that all or any outstanding options shall become exercisable in full immediately prior to such Transaction or (iii) in the event of a merger under the terms of which holders of Shares will receive upon consummation thereof a cash payment for each Share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the Grantees equal to the difference between (a) the Merger Price times the number of Shares subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (b) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options. In the event of the substitution of equivalent Options or Rights by an acquiring or succeeding corporation, as provided for in clause (i) above, such substitute Options or Rights shall become immediately exercisable in full if, within one year after completion of the Transaction, the employment of a Grantee of such substitute Options or Rights terminates involuntarily (other than for cause) or if such Grantee resigns his or her employment for any of the following reasons: (v) a change is made in the Grantee's responsibilities or status or position with the Company that, in the Grantee's reasonable judgment, represents an adverse change from the Grantee's responsibilities or status or position in effect immediately before the Transaction; (w) a reduction is made by the Company in the Grantee's total compensation



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as in effect at the time of the Transaction; (x) the Grantee's place of employment is relocated to a site more than thirty miles from the place of his residence at the time of the Transaction; (y) in the event of any action or inaction by the Company that would adversely affect the Grantee's continued participation in any benefit or compensation plan on at least as favorable a basis as was the case at the time of the Transaction, or that would materially reduce the Grantee's benefits in the future under such plan or deprive him of any material benefits that he enjoyed at the time of the Transaction (other than as a result of the normal expiration of any such plan in accordance with its terms as in effect at the time of the Transaction), except to the extent that such action or inaction by the Company is required by the terms of the plan as in effect immediately before the Transaction, or is necessary to comply with applicable law or to preserve the qualification of the plan under section 401(a) of the Internal Revenue Code, and except to the extent that the Company provides the Grantee with substantially equivalent benefits; or (z) the Company materially violates any agreement between it and the Grantee.

  (b) The Company may grant Options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

14. TERMINATION, SUSPENSION, OR MODIFICATION OF PLAN

  The Board of Directors may at any time terminate, suspend, or modify the Plan, except that the Board shall not, without the approval of the holders of a majority of the Company's outstanding Shares present in person or represented by proxy at a meeting of the shareholders of the Company duly called for such purpose, materially increase the benefits accruing to participants under the Plan or change (other than through adjustment for changes in capitalization as provided in Section 12 hereof) (a) the aggregate number of Shares with respect to which Awards may be granted; or (b) the class of persons eligible for Awards. No termination, suspension, or modification of the Plan shall adversely affect any right acquired by any Grantee, under the terms of any Award granted before the date of such termination, suspension, or modification, unless such Grantee shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization in accordance with
Section 12 hereof does not adversely affect any such right.

15. SHAREHOLDER RIGHTS

  No person shall have any rights of a shareholder by virtue of an Award except with respect to Shares actually issued to him.

16. NON-TRANSFERABILITY

  All Awards granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution, and an Award may be exercised during the lifetime of the Grantee only by him.

17. NO FRACTIONAL SHARES

  No fractional Shares shall be issued pursuant to the Plan or any Award. The Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional Shares, or whether fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

18. RIGHT OF DISCHARGE RESERVED

  Nothing in the Plan or any Award Agreement shall confer upon any employee or other individual the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee or other individual at any time for any reason.



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19. APPLICATION OF PROCEEDS

  The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

20. UNFUNDED PLAN

  The Plan shall be unfunded. Neither the Company nor any Subsidiary nor the Board shall be required to segregate any assets that may be represented by any Award, and neither the Company nor any Subsidiary nor the Board shall be deemed to be a trustee of any amounts to be paid under any Award. Any liability of the Company or any Subsidiary to any Grantee with respect to an Award shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan and Award Agreement; no such obligation shall be deemed to be secured by any pledge of or encumbrance on any property of the Company or a Subsidiary.

21. GENERAL PROVISIONS

  The grant of an Award in any year shall not give the Grantee any right to similar grants in future years. References in Sections 4, 5, 9, 11, 12, 14, 16, 20 and 21 hereof to the Grantee shall be deemed to refer, in the event that the Grantee is deceased, to the Grantee's Beneficiary.

22. GOVERNING LAW

  The Plan shall be governed and its provisions construed, enforced and administered in accordance with the laws of the State of Delaware, except to the extent that such laws may be superseded by any Federal law.

23. NATURE OF PAYMENTS

  All Awards made pursuant to the Plan are in consideration of services performed for the Company or a Subsidiary.

24. SEVERABILITY

  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.